EXHIBIT 10.(d)
                                                                  --------------



                    RESOLUTION OF THE COMPENSATION COMMITTEE
                    ----------------------------------------

              OF THE BOARD OF SUPERVISORS OF SUBURBAN PROPANE, L.P.
              -----------------------------------------------------



WHEREAS, Suburban Propane Partners, L.P. ("Suburban"), the sole limited partner of Suburban Propane, L.P. (the "Partnership"), has entered into an Amended and Restated Recapitalization Agreement dated as of March 15, 1999 (the "Recapitalization Agreement") with the Partnership, the general partner of the Partnership and of Suburban (the "General Partner"), the General Partner's parent and Suburban Energy Services Group LLC (the "LLC"); and

WHEREAS, pursuant to the Recapitalization Agreement, among other things, the LLC will purchase from the General Partner all of the general partner interests held by the General Partner in the Partnership and in Suburban and the LLC will become the new general partner of Suburban (the "Substitution Transaction"); and

WHEREAS, the Substitution Transaction would constitute a "Change of Control" for purposes of section 11.3 of the March 5, 1996, Suburban Propane, L.P. Supplemental Executive Retirement Plan (the "Plan"); and

WHEREAS, the Compensation Committee of the Board of Supervisors of the Partnership (the "Compensation Committee"), solely in anticipation of the consummation of the Recapitalization and the Substitution Transaction, wishes to exercise its right pursuant to section 12.1 of the Plan to modify or amend the definition of "Change of Control" in the Plan to exclude therefrom any sale or transfer of the General Partner prior to the consummation of the Substitution Transaction.

NOW THEREFORE, it is

RESOLVED, that upon the completion of the Recapitalization, but prior to the consummation of the Substitution Transaction, the definition of "Change of Control" set forth in section 11.3 of the Plan, which definition begins "For purposes of this Section . . .", shall be amended and restated in its entirety as follows:

         For purposes of this Section 11.3 "CHANGE OF CONTROL" means the occurrence during the term of the Plan of:

         (i) an acquisition (other than directly from the MLP) of Common Units or voting equity interests of the MLP ("VOTING SECURITIES") by any "PERSON" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the MLP, Suburban Energy Services Group LLC or any of their affiliates, immediately after which such Person has "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty five percent (25%) of the combined voting power of the MLP's then outstanding Units; PROVIDED, HOWEVER, that in determining whether a Change of Control has occurred, Units which are acquired in a `Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the MLP or the Partnership or

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                  (B) any  corporation,  partnership  or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the MLP (for the purposes of this definition, a "SUBSIDIARY"),
                  (ii) the MLP or its Subsidiaries, or (iii) any Person in connection with a "NON-CONTROL TRANSACTION" (as hereinafter defined); or

         (ii) approval by the partners of the MLP of (A) a merger, consolidation or reorganization involving the MLP, unless (x) the holders of Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Units of the entity resulting from such merger, consolidation or reorganization (the "SURVIVING ENTITY") in substantially the same proportion as their ownership of the Units immediately before such merger, consolidation or reorganization, and (y) no person or entity (other than the MLP, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the MLP, the Partnership, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (B) a complete liquidation or dissolution of the MLP; or (C) the sale or other disposition of fifty percent (50%) or more of the net assets of the MLP to any Person (other than a transfer to a Subsidiary). A transaction described in clause (x) or (y) of subsection (a) hereof shall be referred to as a "NON-CONTROL TRANSACTION".

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the MLP which, by reducing the number of Voting
         Securities outstanding, increases the proportional number of units Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of the Voting Securities by the MLP, and after such acquisition of Voting Securities by the MLP, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, than a Change of Control shall occur.



                                        BY:
                                            ------------------------------------

                                            John Hoyt Stookey

                                            Chairman of the Board of Supervisors


                                        BY:
                                            ------------------------------------

                                            Harold R. Logan, Jr.


                                        BY:
                                            ------------------------------------

                                            George H. Hempstead, III


Dated:  April 14, 1999